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Exhibit 99.1

FOR IMMEDIATE RELEASE

MONITRONICS INTERNATIONAL TO ACQUIRE SECURITY NETWORKS

Combined company to have over one million subscribers

        Englewood, CO—July 10, 2013—Ascent Capital Group, Inc., ("Ascent") (Nasdaq: ASCMA) announced today that its primary operating subsidiary, Monitronics International, Inc., ("Monitronics"), has signed a definitive agreement to acquire Security Networks, LLC, resulting in a leading home security solutions provider with greater scale, an expanded footprint and enhanced growth prospects.

        Founded in 2000, Security Networks provides monitored security system services to approximately 195,000 residential and commercial customers, making it the 14th largest residential alarm monitoring company in the U.S.(1) Similar to Monitronics' business model, Security Networks utilizes a network of exclusive dealer affiliates to sell and install the security systems it monitors.

        The transaction consideration will consist of $487.5 million of cash and 253,333 newly issued shares of Ascent Series A common stock with an agreed value of $20 million. The purchase price is subject to adjustment at closing and is based upon Security Networks delivering recurring monthly revenue (as defined in the acquisition agreement, "Acquisition RMR") of $8.8 million. The transaction will be financed primarily with new debt at the Ascent and Monitronics levels, as well as an incremental amount of cash from Ascent's balance sheet. The transaction is expected to close in mid-August 2013, subject to customary closing conditions, including regulatory approvals.

        Ascent's Chief Executive Officer, William Fitzgerald, commented, "Security Networks provides many of the characteristics that originally attracted us to Monitronics, including a high quality subscriber portfolio, a scalable business model, a very productive dealer affiliate network providing strong account growth, and attractive recurring monthly revenue that generates significant steady state free cash flow. This combination of two very successful home security industry leaders positions us for accelerated growth and ongoing strong profitability. In addition, we expect the combined operations to provide enhanced borrowing capacity that will allow us to substantially fund the acquisition with incremental debt, delivering attractive value for our shareholders over time."

        As of June 30, 2013, Security Networks reported Acquisition RMR of $8.4 million (including approximately $0.1 million of wholesale monitoring). For the twelve months ending December 31, 2012, Security Networks generated revenue of $78.5 million and Adjusted EBITDA(2) of $46.5 million. The company maintains a strong account base with an average credit score of 720, and life cycle attrition levels in line with Monitronics' current portfolio.

        Mike Haislip, President and CEO of Monitronics, stated, "We are very excited about this transaction and want to welcome the Security Networks dealer affiliates and customers on board. The combined company will have an impressive network of over 600 dealer affiliates nationwide and will

(1)
According to SDM Magazine's SDM100 rankings issued in May, 2013.

(2)
For a definition and explanation of Adjusted EBITDA, please refer to the Company's public investor presentation posted on July 10, 2013 on the Ascent Capital Group, Inc., investor relations site at http://www.ascentcapitalgroupinc.com/Investor-Relations.aspx.

service over one million subscribers. As we integrate the two companies, we expect to generate meaningful synergies from the combined operations. We expect the integration to be seamless and will make certain that our customers and dealer affiliates remain top priorities and continue to receive the high-quality service that they have come to expect."

        Richard Perry, President and CEO of Security Networks, added, "Monitronics is a well-respected company and one that has a proven track record of growth in the home security market. I am confident that this transaction is the right next step for our business, creating a compelling growth platform and offering greater value to our customers. I would like to thank Oak Hill Capital Partners for their partnership, guidance, and market acumen. Together, we have helped to shape Security Networks into the dynamic business it is today."

        Security Networks has been named to SDM Magazine's Top 100 list of U.S. security firms for seven consecutive years and was SDM's Dealer of the Year Honoree over the past two consecutive years. The company was also named to SD&I Magazine's Fast50 in 2012, which recognizes America's fastest growing systems integrators.

        Jonathan Friesel and Benjamin Diesbach, Partners at Oak Hill Capital, jointly commented, "During our partnership with Security Networks, we enjoyed working closely with Rich Perry and his team to build the company into a leading provider of home security solutions. Security Networks and its affiliates are well-positioned to maintain their impressive growth and leadership in the residential home security market under their new ownership."

        Following the close of the transaction, the combined companies will be headquartered in Dallas, Texas with Mike Haislip serving as CEO.

Conference Call & Webcast

        Ascent and Monitronics will discuss the acquisition of Security Networks during a conference call to be held on Wednesday, July 10, 2013 at 4:30 pm ET.

        To access the call please dial (888) 462-5915 from the United States, or (760) 666-3831 from outside the U.S. The conference call I.D. number is 13117183. Participants should dial in 5 to 10 minutes before the scheduled time and must be on a touch-tone telephone to ask questions.

        A replay of the call can be accessed through July 17, 2013 by dialing (800) 585-8367 from the U.S., or (404) 537-3406 from outside the U.S. The conference call I.D. number is 13117183.

        The call will also be available as a live webcast which can be accessed at Ascent's Investor Relations Website at http://www.ascentcapitalgroupinc.com/Investor-Relations.aspx.

Forward Looking Statements

        This press release contains certain statements forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the pending acquisition of Security Networks, the completion of the proposed acquisition financing, the realization of estimated synergies from the pending acquisition, expected transaction costs, business strategies, acquisition opportunities, market potential, future financial performance, the integration of acquired assets and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the completion of the pending acquisition of Security Networks and the proposed acquisition financing, Monitronics' ability to integrate the business and operations of Security Networks, competitive issues, continued access to capital on terms acceptable to Ascent and Monitronics, general market conditions and regulatory issues. These forward looking statements speak only as of the date hereof, and Ascent expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Ascent's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

About Ascent Capital Group, Inc.

        Ascent is a holding company and owns 100 percent of its operating subsidiaries, including Monitronics, one of the nation's largest, fastest-growing home security alarm monitoring companies, headquartered in Dallas, TX, and certain former subsidiaries of Ascent Media Group, LLC.

About Security Networks

        Security Networks is a diversified, full service life safety solutions company providing security monitoring and related services to homeowners and businesses coast-to-coast.

About Oak Hill Capital Partners

        Oak Hill Capital Partners is a private equity firm with more than $8 billion of initial capital commitments from leading entrepreneurs, endowments, foundations, corporations, pension funds and global financial institutions. Over a period of more than 25 years, the professionals at Oak Hill Capital and its predecessors have invested in more than 70 significant private equity transactions across broad segments of the U.S. and global economies. Oak Hill Capital applies an industry-focused, theme-based approach and engages experienced operating consultants to work directly with management teams to implement strategic and operational initiatives. For more information about Oak Hill Capital, visit www.oakhillcapital.com.

Ascent Capital Group, Inc. Investor and Media Contact:

Erica Bartsch
Sloane & Company
212-446-1875
 ebartsch@sloanepr.com

Oak Hill Capital Partners and Security Networks Media Contact:

Jeremy Fielding
Kekst and Company
212-521-4800

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  Exhibit 99.1
MONITRONICS INTERNATIONAL TO ACQUIRE SECURITY NETWORKS
Combined company to have over one million subscribers